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                                                                    EXHIBIT 10.8

                           INTERACTIVE KNOWLEDGE, INC.

           AMENDMENT AND ADDENDUM TO SERIES A PREFERRED STOCK PURCHASE
                                    AGREEMENT

         This Amendment and Addendum to Series A Preferred Stock Purchase Agreement (the "Agreement") is entered into as of January 6, 1999, by and among Interactive Knowledge, Inc., a Delaware corporation (the "Company"), Clark Ellis, Henry Vellandi, Tim Schiewe (Collectively the "Founders" and each individually as a "Founder"), each of those persons and entities severally and not jointly, whose names are set forth as Original Purchasers on Exhibit A attached hereto (which persons and entities are hereinafter collectively referred to as "Original Purchasers" and each individually as an "Original Purchaser"), and World Venture Partners, Inc. and Ralph Z. Sorenson (which persons are hereinafter collectively referred to as "Additional Purchasers" and each individually as an "Additional Purchaser").

         WHEREAS, the Company, the Founders, and the Original Purchasers are parties to that certain Series A Preferred Stock Purchase Agreement dated August 20, 1998 ("Stock Purchase Agreement");

         WHEREAS, the parties desire to amend and update the Stock Purchase Agreement, for purposes of the Second Closing (as defined therein), to include the Additional Purchasers as "Purchasers" and as a "Purchaser" as those terms are defined in the first paragraph of the Stock Purchase Agreement; and

         WHEREAS, in connection with and for purposes of the Second Closing, the parties desire to amend the Stock Purchase Agreement representations and warranties and disclosure schedules to include the Additional Purchasers and to update the information contained therein.

         NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. The Stock Purchase Agreement is amended to include the Additional Purchasers as "Purchasers" and as a "Purchaser" as those terms are defined in the first paragraph of the Stock Purchase Agreement.

2. In connection with the purchase of the Stock by them as part of the Second Closing, additional Purchasers shall enjoy all of rights and shall be subject to all of the terms, conditions, and obligations set forth in the Stock Purchase Agreement in the same manner and to the same extent that the Stock Purchase Agreement applies to the Original Purchasers.

3. In connection with the purchase of the Stock by them as part of the Second Closing, additional Purchasers agree to be bound by the terms, conditions, and obligations set forth in the Stock Purchase Agreement in the same manner and to the same extent that the Stock Purchase Agreement applies to the Original Purchasers.



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4.       In connection with the purchase of the Stock by them as part of the
         Second Closing, each Additional Purchaser hereby represents and warrants to the Company and to the Purchasers each of the representations and warranties set forth in the Stock Purchase Agreement, and each Original Purchaser hereby reaffirms the representations and warranties set forth in the Stock Purchase Agreement to the Company and the Original Purchasers and makes the same representations and warranties to the Additional Purchasers.

5. Exhibit A attached to the Stock Purchase Agreement is amended as follows to include the Additional Purchasers:

                               FIRST CLOSING                                    SECOND CLOSING

NAME AND ADDRESS               SHARES       AGGREGATE PURCHASE PRICE            SHARES       AGGREGATE PURCHASE PRICE
World Venture Partners, Inc.   N/A                                              50,000                $50,000

Ralph Z. Sorenson              N/A                                              50,000                $50,000

6. The attached Exhibit B reflects the Company's Balance Sheet for period ending November 30, 1998 and is hereby added to Exhibit F attached to the Stock Purchase Agreement. Effective for the Second Closing, references in the Stock Purchase Agreement to the Balance Sheet (including in Section 3.5) shall be to Exhibit F, and references to the Statement Date shall be to November 30, 1998.

7. For the purposes of the Second Closing, the attached Schedules 3.3, 3.6, 3.7(a), 3.7(b), 3.7(c), 3.10, 3.11, 3.12, 3.13, and 3.15 amend those numbered Schedules attached to the Stock Purchase Agreement.

8. For the purposes of the Second Closing, the second sentence of the representations and warranties contained in paragraph 3.1 is amended as follows:

                  3.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. The Company has all requisite corporate power and authority to own and operate its properties and assets, to execute and deliver this Amendment to Series
         A. Preferred Stock Purchase Agreement (the "Amended Agreement"), the Amendment to Investors' Rights Agreement in the form attached to the Amended Agreement, and the Amendment to Stockholders Agreement in the form attached to the Amended Agreement (collectively, the "Related Agreements"), to issue and sell the Shares and to issue the Conversion shares and to carry out the provisions of the Amended Agreement, the Related Agreements and the Amendment to the Restated Certificate and to carry on its business as presently conducted and as presently proposed to be conducted.

9. For the purposes of the Second Closing, the representations and warranties contained in paragraph 3.18 are amended as follows:



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                  3.3 CAPITALIZATION. The authorized capital stock of the
         Company, immediately prior to the Closing, will consist of (i) ten million three hundred twenty-five thousand (10,325,000) shares of Common Stock, par value $.001 per share, three million one hundred ninety thousand eight hundred sixteen (3,190,816) shares of which are issued and outstanding; and (ii) five million three hundred twenty-five thousand (5,325,000) shares of Series A Preferred Stock, par value $.001 per share, three million seventy-five thousand (3,075,000) of which are issued and outstanding. All issued and outstanding shares of the Company's Common Stock and Series A Preferred Stock (a) have been duly authorized and validly issued, (b) are fully paid and nonassessable, and (c) were issued in compliance with all applicable state and federal laws concerning the issuance of securities. The rights, preferences, privileges and restrictions of the Shares are as stated in the Restated Certificate. The Series A Preferred Stock is convertible into Common Stock on a one-for-one basis. The Conversion Shares have been duly and validly reserved for issuance. There are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or stockholder agreements, or agreements of any kind for the purchase or acquisition from the Company of any of its securities, other than (i) the warrant to be issued pursuant to the Agreement with Concept Ventures, dated February 19, 1998, to purchase up to an aggregate of 33,325 shares of Common Stock of the Company, (ii) the agreement by the Company pursuant to its credit facility with Imperial Bank to grant the Bank a warrant to acquire fifty thousand (50,000) shares of Series A Preferred Stock under certain circumstances, and (iii) the one million eight hundred forty-six thousand six hundred sixty-six (1,846,666) shares (reduced to one million seven hundred seventy-five thousand eight hundred fifty (1,775,850) shares to reflect seventy thousand eight hundred sixteen (70,816) shares issued upon the exercise of options) reserved for issuance under the Company's Stock Option Plan, and except as may be granted pursuant to the Related Agreements. When issued in compliance with the provisions of this Agreement and the Restated Certificate, the Shares and the Conversion Shares may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed. No stock plan, stock purchase, stock option or other Agreement or understanding between the Company and any holder of any equity securities or rights to purchase equity securities provides for acceleration or other changes in the vesting provisions or other terms of such Agreement or understanding as the result of any merger, consolidated sale of stock or assets, change in control or other similar transaction by the Company.

10. For the purposes of the Second Closing, the representations and warranties contained in paragraph 3.18 are amended as follows:



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                  3.18 REGISTRATION RIGHTS. Except as required pursuant to the
         Investors' Rights Agreement and the Amendment to the Investors' Rights Agreement, the Company is presently not under any obligation, and has not granted any rights, to register (as defined in Section 1.1 of the Investors' Rights Agreement) any of the Company's presently outstanding securities or any of its securities that may hereafter be issued.

11. The Company agrees to pay the reasonable legal fees incurred by the Original Purchasers in connection with the Second Closing.


                                    * * * * *



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         IN WITNESS WHEREOF, the parties hereto have executed this AMENDMENT AND
ADDENDUM TO SERIES A PREFERRED STOCK PURCHASE AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANY:                                    ORIGINAL PURCHASERS:

INTERACTIVE KNOWLEDGE, INC.                 SEQUEL LIMITED PARTNERSHIP


By: /s/ TIMOTHY R. SCHIEWE                 By: Sequel Venture Partners, L.L.C.
   ------------------------------              ---------------------------------
Name: Timothy R. Schiewe                        Its General Partner
Title: President, Chief Executive Officer
                                            By: /s/ THOMAS WASHING
                                               ---------------------------------
                                                Manager

ADDITIONAL PURCHASERS                       SEQUEL EURO LIMITED PARTNERSHIP

/s/ PETER ESTLER                            By: Sequel Venture Partners, L.L.C.
-----------------------------------------       Its General Partner
Peter Estler
                                            By: /s/ THOMAS WASHING
/s/ RALPH Z. SORENSON                          ---------------------------------
-----------------------------------------       Manager
Ralph Z. Sorenson

                                            ANSCHUTZ FAMILY INVESTMENT
                                            COMPANY

                                            By: Anschutz Company, its Manager

                                            By: /s/ THOMAS G. KUNDERT
                                               ---------------------------------
                                            Name: Thomas G. Kundert
                                            Title: TREASURER

                                            REPERTOIRE CAPITAL VENTURES RLLLP

                                            By: /s/ KARL FRIEDMAN
                                               ---------------------------------
                                            Name: Karl Friedman
                                            Title: MGR PARTNER

                                            UNIVERSITY OF COLORADO CENTER FOR
                                            ENTREPRENEURSHIP VENTURE CAPITAL
                                            FUND

                                            By: /s/ TIMOTHY A. JONES
                                               ---------------------------------
                                            Name: Timothy A. Jones
                                            Title: Sr. Vice President/ Treasurer






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